UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008 (November 6, 2008)

Lightwave Logic, Inc.

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(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2601 Annand Dr., Suite #16, Wilmington, Delaware	19808
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 998-8824

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

On October 28, 2008, Lightwave Logic, Inc.’s (the “Company”) Board of Directors increased the number of board members from six to seven and nominated Thomas P. Smith to fill the vacant seat created on the Board of Directors.  Mr. Smith accepted his nomination to the Company’s board of directors on November 6, 2008. Mr. Smith’s term will continue until the next annual stockholder’s meeting or until his successor is duly appointed.

There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which he was elected to serve on the Board. The Board of Directors has no specific Committees of the Board of Directors at this time.  In exchange for serving on the Company’s Board of Directors, pursuant to a written agreement, Mr. Smith received an option to purchase up to two hundred fifty thousand (250,000) thousand shares of restricted common stock of the Company at the strike price of $.65 per share.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

10.1

Director Agreement - Thomas P. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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   James S. Marcelli

Dated November 12, 2008